Exhibit (a)(1)(j)

EFI’s Tender Offer Employee Presentation

Introduction

• EFI has invited Ernst & Young to provide general tax related information with respect to the Tender Offer to help you through the Tender Offer process.

• Ernst & Young is representing the Company, and this presentation is intended for general information only.

Circular 230 Disclaimer Notice

• For information about your particular circumstances, you should consult your tax advisor or preparer.

• Any U.S. tax advice contained herein was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code or applicable state or local tax law provisions.

Meeting Objectives

• Explain the tax law change affecting certain stock options

• What EFI is doing for the affected options

• Your choices & participation requirements

Why are we here today?

• EFI determined some of your unexercised stock options may be negatively impacted by a change in the Internal Revenue Code (the “Tax Code”) (Section 409A).

• EFI has a solution that may avoid or minimize certain adverse personal tax consequences that requires your participation to implement.

• You are not required to participate, but you may have adverse income tax consequences if you do not participate for which you will be solely responsible.

What is the Tax Code change?

Section 409A

• Section 409A is a set of operating rules for items considered to be deferred compensation.

• Certain stock options are now considered to be deferred compensation.

• What are the consequences of Section 409A?

Tax Impact

– Potential federal income taxation prior to exercise

– 20% additional federal excise tax

– 20% additional CA excise tax for CA residents

– Potential federal interest and penalties

–Potential parallel state income tax, interest and penalties

(other than CA, as described above)

Which options are affected?

• Options that were or may have been granted at a price below stock’s fair market value (FMV) on grant date (“Discount Options”), AND

• Only options that vest AFTER 12/31/04 and are currently outstanding (unexercised)

– Portions of grants issued prior to Section 409A’s enactment could be impacted by Section 409A if they vested on 1/1/05 and later

– Options fully vesting prior to 1/1/05 are “grandfathered” and not subject to Section 409A

Example 1:

– Option granted on 8/11/03 for 1,600 shares (no exercises to-date)

– Option price = $19.45, but fair market value at accounting measurement date (8/21/03) = $19.98

– Vesting: 400 options vest on 8/11/04

160 options vest monthly during remainder of 2004 480 options vest monthly during 2005 480 options vest monthly during 2006 80 options vest monthly during 2007

– CONCLUSION:

• 1,040 options (480+480+80) in this grant may be subject to Section 409A because it has been determined that they may have been granted at less than fair market value on the date of grant and vest after 12/31/04.

Example 2:

– Option granted on 1/11/05 for 1,000 shares (no exercises to-date)

– Option price = $16.17, but fair market value at accounting measurement date (2/23/05) = $16.54

– Vesting: 250 options vest on 1/11/06

275 options vest monthly during remainder of 2006 300 options vest monthly during 2007 175 options vest monthly during 2008

– CONCLUSION:

• All 1,000 options in this grant may be subject to Section 409A because it has been determined that they may have been granted at less than fair market value on the date of grant and vest after 12/31/04.

Example 2: (continued)

• As of 12/29/2006 EFI stock price = $26.97

§409A Estimated Impact for 2006

• W-2 Income Inclusion: $5,670.00

(525 options x $10.80 ($26.97 FMV - $16.17 Option Price))

	Tax	Tax Rate
Fed Ordinary Income	$1,587.60	28%
State Ordinary Income	$453.60	8%
Normal Stock Gain Rate	$2,041.20	36%
Fed Penalty Tax	$1,134.00	20%
Total Tax w/§409A	$3,175.20	56%
Additional Tax Applies to California residents
CA Penalty Tax	$1,134.00	20%
Total Tax w/§409A for CA residents	$4,309.20	76%

This will occur each year for any subsequent increase in the fair market value of EFI stock and for the portion of the option that vests in that year.

California has enacted a penalty tax similar to Section 409A applicable to California residents. The tax rate described above may be higher than the percentage indicated if other states adopt tax laws similar to Section 409A that are applied to the taxable income amount.

In addition to the above, normal federal and state employment taxes must be paid and an interest tax may apply.

What is the solution?

EFI’s Solution: Tender Offer

(1) Amend eligible options to increase the option price

– New option price will equal the fair market value at the accounting measurement date.

– All other terms will remain the same (including the number of shares, vesting schedule and expiration date).

AND

(2) Cash payment

– Equal to the difference between the original exercise price and the corrected exercise price multiplied by the number of shares subject to the amended options.

– Cash payment, less applicable tax withholding, made in the first payroll date following January 1, 2008.

Example

• Option granted on 8/11/03 for 1,600 shares (no exercises to-date)

– Option price = $19.45, but fair market value at accounting measurement date (8/21/03) = $19.98

– Vesting: 400 options vest on 8/11/04

160 options vest monthly during remainder of 2004 480 options vest monthly during 2005 480 options vest monthly during 2006 80 options vest monthly during 2007

• Option Amendment:

– 1,040 options vesting after 12/31/04 - amended price = $19.98

– No change to expiration date or vesting

• Cash Payment:

– Employee receives cash payment of $551.20 = 1,040 options x ($19.98-$19.45), (less applicable tax withholding), paid January 2008

Eligibility for the Tender Offer

• Must be an employee as of the expiration date of the Tender Offer (11/30/07) and subject to federal income taxes in the United States

• Covered options:

– May have been granted at a discount

– Vest after 12/31/04

– Outstanding (unexercised and unexpired) as of the expiration of the Tender Offer

• For any grant date, you cannot elect to tender only certain shares subject to such eligible options; you must tender them all. If only a portion of an option is eligible, the entire eligible portion must be tendered for amendment.

What if I do nothing?

What if I do nothing?

• Tax Impact:

– Potential federal income taxation prior to exercise

– 20% additional federal excise tax

– 20% additional CA excise tax for CA residents

– Potential federal interest and penalties

– Potential parallel state income tax, interest and penalties (other than CA, as described above)

• Will occur each year with respect to any subsequent increase in fair market value and with respect to the portion vesting in that year until exercise or expiration of the discounted options.

• This solution is a one-time offer to prevent future adverse tax consequences.

I want to exercise as soon as possible

If you exercise before the tender offer closes:

• If you exercise your options before the Tender Offer closes, the options you exercised will not be eligible for the Tender Offer and you will be subject to adverse penalty taxes. You will be solely responsible for these penalty taxes and EFI will not make you whole.

How do I participate?

Tender Offer Timeline

• Tender Offer Begins: October 23, 2007

• Tender Offer Expires: November 30, 2007

– Election forms need to be sent via email or fax or hand delivered to John Owen at EFI’s headquarters in Foster City, California

– All elections MUST be received by 11:59 PM (Pacific Time) on November 30, 2007

– Late submissions will not be accepted

• Only way to submit election:

– Submit your election form (emailed to you and mailed to your home address)

• Confirmation will be issued to you 2 business days after receipt

• Participation is voluntary but if you do not participate you may be subject to certain adverse tax consequences

Tender Offer Documents & Personalized Election Form

• You have received an email that includes:

– Personalized Addendum describing your eligible options

– Hyperlinks to or attachments of:

• Copy of the Offer to Amend Certain Options (includes FAQs)

• Election Form

• Withdrawal Form

• You also received in the mail to your home address:

– Personalized Addendum describing your eligible options

– Copy of the Offer to Amend Certain Options (includes FAQs)

– Election Form

– Withdrawal Form

What if I still have questions?

• Questions on the tender offer should be directed to optionsinfo@efi.com.

Tax Advice

• Taxation of stock option transactions can be very complicated.

• The regulations under Section 409A are relatively new, and the IRS has not provided complete guidance as to their operation.

• EFI policy prohibits any employees from providing personal income tax advice to any other employee.

• This presentation is general and you should consult with your personal tax advisor for advice relevant to your specific situation.

Important Information

THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN OFFER TO AMEND AND RELATED MATERIALS THAT EFI FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON OCTOBER 23, 2007 AS PART OF AN OFFERING MEMORANDUM. OPTION HOLDERS WHO ARE ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THE OFFERING MEMORANDUM AND THE RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. OPTION HOLDERS MAY OBTAIN A COPY OF THE OFFERING MEMORANDUM AND THE RELATED MATERIALS FREE OF CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM EFI.